Consensus Cloud Solutions, Inc.
Reports Second Quarter 2022 Results
Reaffirms 2022 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported preliminary financial results for the second quarter 2022.

“I am pleased with our Q2 financial results in this inflationary and soft economy. Our corporate channel continued to drive our growth with a 17% increase over Q2 2021 and has a robust pipeline of enterprise opportunities for the second half of 2022. In addition, the Company continued to produce excellent margins and continued to make progress in attaining the authority to operate from the Veterans Administration which is expected in Q3.” said Scott Turicchi, CEO of Consensus.

SECOND QUARTER 2022 HIGHLIGHTS

Q2 2022 GAAP quarterly revenues increased by $5.4 million or 6.1% to $93.2 million compared with $87.8 million for Q2 2021. Our growth was primarily due to an increase of $7.2 million or 17.1% in our corporate business (inclusive of $2.6 million due to the Summit acquisition); partially offset by a decline of $1.8 million or 3.9% in our SoHo business ($1.0 million or 1.7% on a Fx neutral basis).

GAAP net income from continuing operations decreased to $22.3 million in Q2 2022 compared to $38.9 million for Q2 2021. The decrease is primarily related to the interest expense associated with the 2026 and 2028 notes, additional costs as a standalone publicly traded company and increased headcount; partially offset by higher revenues.

GAAP earnings per diluted share from continuing operations (1) decreased to $1.11 in Q2 2022 compared to $2.04 for Q2 2021. The decrease is primarily related to the items discussed above.

Adjusted EBITDA (3) for Q2 2022 of $50.3 million is favorable compared to Q2 2021 pro forma adjusted EBITDA (5) of $50.0 million. Adjusted non-GAAP earnings per diluted share (2)(3) for the quarter increased to $1.45 or 6.6% compared to pro forma Adjusted non-GAAP earnings per diluted share (2)(3) of $1.36 for Q2 2021.

Consensus ended the quarter with $76.3 million in cash and cash equivalents after cash outlays related to interest expense payments of $26.5 million (occurring in Q2 and Q4), share repurchases of $7.6 million and other significant payments of ~$20 million.

Key financial results from continuing operations for Q2 2022 versus Q2 2021 are set forth in the following table. Reconciliations of Adjusted non-GAAP net income, earnings per diluted share, Adjusted EBITDA and Pro Forma results from operations are to their nearest comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)	Continuing Operations		Pro Forma (4)
	Q2 2022	Q2 2021	Q2 2021	% Change
Revenues	$93,163	$87,842	$87,842	6.1%

GAAP net income	$22,274	$38,854
GAAP net income per diluted share (1)	$1.11	$2.04
Adjusted Non-GAAP net income (2)	$29,006	$41,175	$26,982	7.5%
Adjusted Non-GAAP income per diluted share (2)(3)	$1.45	$2.07	$1.36	6.6%
Adjusted EBITDA (3)	$50,303	$54,851	$50,017	0.6%
Adjusted EBITDA margin (3)	54.0%	62.4%	56.9%

Non-Consensus assets are classified as discontinued operations in our financial statements for the prior period. Results in this press release represent continuing operations, and where appropriate, results from discontinued operations have been disclosed.

REAFFIRMS 2022 GUIDANCE

For 2022 full year guidance, the Company estimates revenues between $375 million and $385 million, Adjusted EBITDA between $201 million and $207 million and Adjusted non-GAAP earnings per diluted share of between $5.36 and $5.50, excluding share-based compensation, amortization of acquired intangibles and the impact of unanticipated items, in the case of adjusted non-GAAP net income, net of tax. The non-GAAP effective tax rate for 2022 is expected to be between 19.5% and 21.5%. Full year guidance is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measures are unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

Notes:

(1)
The estimated GAAP effective tax rates were approximately 26.3% for Q2 2022 and 24.3% for Q2 2021. The estimated pro forma Adjusted non-GAAP effective tax rate was approximately 24.0% for Q2 2021. The estimated non-GAAP effective tax rates were approximately 21.2% for Q2 2022 and 22.2% for Q2 2021. The estimated pro forma Adjusted non-GAAP effective tax rate was approximately 24.0% for Q2 2021.

(2)
Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the accompanying reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended June 30, 2022 and 2021. Such exclusions totaled $0.34 and $0.12 per diluted share, respectively. Pro forma Adjusted non-GAAP earnings per diluted share excludes certain pro forma items, as defined in footnote (4) below. Such exclusions totaled $(0.59) per diluted share for three months ended June 30, 2021. Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share are not meant as a substitute for GAAP, but are presented solely for informational purposes.

(3)	Adjusted EBITDA is defined as earnings before interest; other income, net; income tax expense; depreciation and amortization; and other items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but is presented solely for informational purposes.
(4)	The % change is a comparison of Q2 2022 actual results versus Q2 2021 pro forma. Q2 2021 pro forma adjustments represent incremental costs incurred as a standalone public company, incremental interest expense related to the debt of $805 million and the effects of pro forma adjustments at the applicable statutory tax rates.
(5)	See Net Income to Adjusted EBITDA Reconciliation for the components of pro forma adjusted EBITDA.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is a global leader of digital cloud transmission and interoperability solutions. The company leverages its 25-year technology heritage to provide secure solutions that transform simple digital documents into actionable information, including advanced healthcare standards HL7 and FHIR for secure data exchange. Consensus offers eFax Corporate (TM), a leading global cloud faxing solution; Consensus Signal for automatic real-time healthcare communications; Consensus Clarity, a Natural Language Processing and Artificial Intelligence solution; Consensus Unite and Consensus Harmony interoperability solutions; and jsign (TM) for secure digital signatures built on blockchain. For more information about Consensus, visit consensus.com and follow @ConsensusCS on Twitter to learn more.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Scott Turicchi’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance and statements regarding the Company’s share buyback program. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine);and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2021 Annual Report on Form 10-K filed by Consensus on April 15, 2022 and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Scott Turicchi’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$76,292	$66,778
Accounts receivable, net of allowances of $4,372 and $4,743, respectively	29,926	24,829
Prepaid expenses and other current assets	4,910	4,650
Total current assets	111,128	96,257
Property and equipment, net	42,610	33,849
Operating lease right-of-use assets	7,762	7,233
Intangibles, net	51,922	43,549
Goodwill	347,855	339,209
Deferred income taxes	41,592	41,842
Other assets	1,151	873
TOTAL ASSETS	$604,020	$562,812

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$39,509	$40,206
Income taxes payable, current	5,199	5,227
Deferred revenue, current	30,606	24,370
Operating lease liabilities, current	2,422	2,421
Due to Former Parent	4,434	5,739
Total current liabilities	82,170	77,963
Long-term debt	792,916	792,040
Deferred revenue, non-current	134	184
Operating lease liabilities, non-current	14,483	14,108
Liability for uncertain tax positions	6,253	4,795
Deferred income taxes	6,176	6,027
Other long-term liabilities	1,105	360
TOTAL LIABILITIES	903,237	895,477
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 20,015,838 and 19,978,580 shares and total outstanding is 19,826,724 and 19,978,580 shares at June 30, 2022 and December 31, 2021, respectively.	200	200
Additional paid-in capital	11,913	2,878
Treasury stock, at cost (189,114 and zero shares at June 30, 2022 and December 31, 2021, respectively).	(7,596)	—
Accumulated deficit	(280,416)	(318,886)
Accumulated other comprehensive loss	(23,318)	(16,857)
TOTAL STOCKHOLDERS’ DEFICIT	(299,217)	(332,665)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$604,020	$562,812

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$93,163	$87,842	$184,088	$174,462

Cost of revenues (1)	15,587	14,554	30,692	28,524
Gross profit	77,576	73,288	153,396	145,938
Operating expenses:
Sales and marketing (1)	16,394	13,681	32,224	26,916
Research, development and engineering (1)	2,741	1,940	5,077	3,616
General and administrative (1)	17,450	5,976	36,256	12,025
Total operating expenses	36,585	21,597	73,557	42,557
Income from operations	40,991	51,691	79,839	103,381
Interest expense	(12,359)	(254)	(25,632)	(480)
Other income (expense), net	1,577	(97)	1,750	281
Income before income taxes	30,209	51,340	55,957	103,182
Income tax expense	7,935	12,486	14,978	25,094
Income from continuing operations	22,274	38,854	40,979	78,088
Income from discontinued operations, net of income taxes (1)	—	(11,337)	—	(3,210)
Net income	$22,274	$27,517	$40,979	$74,878

Net income per common share from continuing operations:
Basic	$1.12	$1.95	$2.05	$3.92
Diluted	$1.11	$1.95	$2.04	$3.92

Net income per common share from discontinued operations:
Basic	$—	$(0.57)	$—	$(0.16)
Diluted	$—	$(0.57)	$—	$(0.16)

Net income per common share:
Basic	$1.12	$1.38	$2.05	$3.76
Diluted	$1.11	$1.38	$2.04	$3.76

Weighted average shares outstanding:
Basic	19,928,316	19,902,924	19,924,864	19,902,924
Diluted	19,965,204	19,902,924	19,985,275	19,902,924

(1) Includes share-based compensation expense as follows:
Cost of revenues	$216	$49	$439	$99
Sales and marketing	270	93	543	188
Research, development and engineering	340	99	696	201
General and administrative	3,955	140	8,316	276
Income from discontinued operations, net of income taxes	—	1,048	—	2,156
Total	$4,781	$1,429	$9,994	$2,920

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six Months Ended June 30,
	2022	2021 (1)
Cash flows from operating activities:
Net income	$40,979	$74,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,564	32,662
Amortization of financing costs and discounts	901	—
Non-cash operating lease costs	787	3,749
Share-based compensation	9,994	2,920
Provision for doubtful accounts	3,262	3,194
Deferred income taxes, net	(2,435)	(4,289)
Gain on sale of businesses	—	(2,802)
Goodwill impairment on business	—	32,629
Other	—	1,508
Changes in operating assets and liabilities:
Accounts receivable	(7,351)	(6,271)
Prepaid expenses and other current assets	(37)	(4,401)
Other assets	(279)	1,592
Accounts payable and accrued expenses	(1,857)	2,318
Income taxes payable	60	(6,027)
Deferred revenue	1,409	(1,128)
Operating lease liabilities	(939)	(4,205)
Liability for uncertain tax positions	1,458	(4,008)
Other liabilities	(1,310)	4,298
Net cash provided by operating activities	52,206	126,617
Cash flows from investing activities:
Purchases of property and equipment	(13,744)	(19,474)
Acquisition of businesses, net of cash received	(14,355)	(67,342)
Proceeds from sale of businesses, net of cash divested	—	6,033
Purchases of intangible assets	(1,000)	—
Net cash used in investing activities	(29,099)	(80,783)
Cash flows from financing activities:
Debt issuance costs	(232)	—
Issuance of common stock under employee stock purchase plan	631	—
Repurchase of common stock	(7,596)	—
Shares withheld related to net share settlement	(1,590)	—
Deferred payments for acquisitions	—	(6,339)
Contribution from Former Parent	—	25,443
Other	—	(290)
Net cash (used in) provided by financing activities	(8,787)	18,814
Effect of exchange rate changes on cash and cash equivalents	(4,806)	(234)
Net change in cash and cash equivalents	9,514	64,414
Cash and cash equivalents at beginning of period	66,778	128,189
Cash and cash equivalents at end of period	$76,292	$192,603
Less cash and cash equivalents at end of period, discontinued operations	—	84,937
Cash and cash equivalents at end of period, continuing operations	$76,292	$107,666
(1) The prior period includes cash flows from discontinued operations of the non-Consensus business. As a result, the prior period is not comparable.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following tables sets forth reconciliations regarding certain non-GAAP measures for the three months ended June 30, 2022 and 2021 to the most closely comparable GAAP measure.

	Three Months Ended June 30,
	2022	Per Diluted Share *	2021	Per Diluted Share *
Net income	$22,274	$1.11	$38,854	$1.95
Plus:
Share-based compensation (1)	4,162	0.21	292	0.02
Amortization (2)	784	0.04	866	0.04
Spin-off related costs (3)	731	0.04	—	—
Non-income related sales tax (4)	(349)	(0.02)	—	—
Acquisition related integration costs (5)	149	0.01	—	—
Intra-entity transfer (6)	1,255	0.06	1,163	0.06
Adjusted non-GAAP net income	$29,006	$1.45	$41,175	$2.07
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30,
	2022	2021
Cost of revenues	$15,587	$14,554
Plus:
Share-based compensation (1)	(216)	(49)
Amortization (2)	(10)	(1)
Adjusted non-GAAP cost of revenues	$15,361	$14,504

Sales and marketing	$16,394	$13,681
Plus:
Share-based compensation (1)	(270)	(93)
Adjusted non-GAAP sales and marketing	$16,124	$13,588

Research, development and engineering	$2,741	$1,940
Plus:
Share-based compensation (1)	(340)	(99)
Adjusted non-GAAP research, development and engineering	$2,401	$1,841

General and administrative	$17,450	$5,976
Plus:
Share-based compensation (1)	(3,955)	(140)
Amortization (2)	(1,073)	(1,181)
Spin-off related costs (3)	(995)	—
Non-income related sales tax (4)	526	—
Acquisition related integration costs (5)	(204)	—
Adjusted non-GAAP general and administrative	$11,749	$4,655

Interest expense	$(12,359)	$(254)
Plus:
Non-income related sales tax (4)	58	—
Adjusted non-GAAP interest expense, net	$(12,301)	$(254)

Income tax expense	$7,935	$12,486
Plus:
Share-based compensation (1)	619	89
Amortization (2)	299	316
Spin-off related costs (3)	264	—
Non-income related sales tax (4)	(119)	—
Acquisition related costs (5)	55	—
Intra-entity Transfer of IP (6)	(1,255)	(1,163)
Adjusted non-GAAP income tax expense	$7,798	$11,728

Total adjustments	$(6,732)	$(2,321)

GAAP earnings per diluted share	$1.11	$1.95
Adjustments *	$0.34	$0.12
Adjusted non-GAAP earnings per diluted share	$1.45	$2.07
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) and adjusted non-GAAP net income as supplemental Non-GAAP financial performance measures, as it believes they are useful metrics by which to compare the performance of its business from period to period. The Company also understands that these Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS and Adjusted non-GAAP net income are not in accordance with, or an alternative to, net income per share or net income and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, these Adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These Adjusted non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements and pro forma condensed consolidated financial statements, each of which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share-based compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Spin-off related costs. The Company excludes certain expenses associated with the spin-off from Ziff Davis, Inc. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers.

(4) Non-income related tax. The Company has excluded certain non-income related taxes in connection with the recent spin-off from Ziff Davis, Inc. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business.

(5) Acquisition related integration costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(6) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, net, Adjusted non-GAAP Other Income, net, Adjusted non-GAAP Income Tax Expense, and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended June 30,
	2022	2021	Pro Forma 2021
Net income	$22,274	$38,854	$26,982
Plus:
Interest expense	12,359	254	12,820
Other income, net	(1,577)	97	97
Income tax expense	7,935	12,486	8,521
Depreciation and amortization	3,858	2,779	1,597
EBITDA:
Plus:
Share-based compensation	4781	381	—
Spin-off related costs	995	—	—
Non-income related sales tax	(526)	—	—
Acquisition related costs	204	—	—
Adjusted EBITDA	$50,303	$54,851	$50,017

Adjusted EBITDA as calculated above represents earnings before interest, depreciation and amortization, income tax expense and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) spin-off related costs; (3) non-income related sales tax; and (4) acquisition related costs. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2 (1)	Q3	Q4	YTD
2022
Net cash provided by operating activities	$49,908	2,298	$—	$—	$52,206
Less: Purchases of property and equipment	(6,915)	(6,829)	—	—	(13,744)
Free cash flows	$42,993	$(4,531)	$—	$—	$38,462
(1) Net cash provided by operating activities during the second quarter was impacted by cash outlays related to interest expense payments of $26.5 million (occurring in Q2 and Q4) and other significant payments of ~$20 million.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Certain Other Pro Forma Financial Information (Unaudited)

CONSENSUS CLOUD SOLUTIONS, INC
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2021
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Consensus	Pro Forma Adjustments (1)	Consensus Pro Forma
Revenues	$87,842	$—	$87,842
Cost of revenues	14,554	95	14,649
Gross profit	73,288	(95)	73,193
Operating expenses:
Sales and marketing	13,681	(93)	13,588
Research, development and engineering	1,940	(101)	1,839
General and administrative	5,976	3,370	9,346
Total operating expenses	21,597	3,176	24,773
Income from operations	51,691	(3,271)	48,420
Interest expense	(254)	(12,566)	(12,820)
Interest income	—	—	—
Other expense, net	(97)	—	(97)
Income before income taxes	51,340	(15,837)	35,503
Income tax expense	12,486	(3,965)	8,521
Net income	$38,854	$(11,872)	$26,982

Net income per common share from continuing operations:
Basic	$1.95	$(0.59)	$1.36
Diluted	$1.95	$(0.59)	$1.36

Weighted average shares outstanding:
Basic	19,902,924
Diluted	19,902,924
(1) Pro forma adjustments represents the following:
•Represents incremental costs to be incurred as a standalone public entity and overhead currently shared from Ziff Davis such as legal, accounting, finance, human resource and payroll, net of tax.
•Reflects the interest expense related to debt of $805 million principal amount issued by Consensus Cloud Solutions, Inc., on October 7, 2021, in connection with the separation capitalization plan with an interest rate of 6.3% per annum.
•Reflects the effects of the pro forma adjustments at the applicable statutory income tax rates.

The following table sets forth certain pro forma financial and operating information for Consensus for the three months ended June 30, 2022 and 2021 (in thousands).

	Three Months Ended June 30,
	2022	2021
Corporate revenue	$49,140	$41,961
Corporate customer accounts	46	46
Corporate ARPA (1)	$356.97	$298.44
Corporate paid adds (2)	4	3
Corporate monthly account churn (3)	1.88%	3.14%

SoHo revenue	$44,002	$45,790
SoHo customer accounts	1,002	1,072
SoHo ARPA (1)	$14.46	$14.27
SoHo paid adds (2)	96	110
SoHo monthly account churn (3)	3.87%	3.20%
(1) Represents a monthly ARPA calculated for the quarter calculated as follows. Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(2) Paid Adds represents paying new Consensus customer accounts added during the annual period.

(3) Monthly churn is defined as a Consensus paying customer accounts that cancelled its services during the period divided by the average number customers over the period. This measure is calculated monthly and expressed as an average over the applicable period.